SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

Apogee Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30656	04-3005815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Morgan Drive, Norwood, MA 02062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 551-9450

Item 5.   Other Events.

On November 5, 2003 Apogee Technology, Inc. issued a press release announcing a two for one stock split in the form of a 100% stock dividend. Each shareholder of record as of November 17, 2003, will receive one share in addition to every share held.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated November 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Technology, Inc.
(Registrant)

Date: November 5, 2003	By:	/s/ Herbert M. Stein
Herbert M. Stein
Chairman of the Board, President and Chief Executive Officer